UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2007

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-7657 (Commission File Number)	13-4922250 (I.R.S. Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York (Address of principal executive offices)	10285 (Zip code)
Registrant’s telephone number, including area code: (212) 640-2000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 30, 2006, American Express Company (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company; Cove Acquisition Sub, Inc., a wholly owned subsidiary of the Company; Harbor Payments, Inc. (“Harbor”); Oak Investment Partners XI, Limited Partnership and Oak Associates, LLC, pursuant to which the Company agreed to acquire Harbor (the “Merger”). On December 31, 2006, the Company completed the Merger. Under the terms of the Merger Agreement, the former Harbor stockholders received unregistered common shares of the Company (the “Merger Shares”).
     On May 24, 2007, the Company filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, to its automatic shelf registration statement on Form S-3 (No. 333-138032) (the “Registration Statement”) to register the resale of up to 20,777 of the Merger Shares by the selling stockholders from time to time.
     The Company is filing a legal opinion attached hereto as Exhibit 5.1 regarding the legality of the common shares covered by the prospectus supplement, to be incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
           The following exhibit is attached hereto and filed herewith.

Exhibit No.	Description
5.1	Opinion of Counsel.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2007

AMERICAN EXPRESS COMPANY
By:	/s/ Stephen P. Norman
Stephen P. Norman
Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Counsel.